                                  FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                 November 6, 1996


                      ROBERTS PHARMACEUTICAL CORPORATION
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               (exact name of registrant as specified in its charter)

    New Jersey                        1-1-432                    22-2429994
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  (State or other                   (Commission                 (IRS Employer
  jurisdiction of                   File Number)                Identification
  incorporation)                                                    Number)

                              MERIDIAN CENTER II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
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           (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code: 908-389-1182


                              MERIDIAN CENTER II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
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          (Former name or former address, if changed from last report)

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                                     - 2 -

       Item 5.  Other Events

                Roberts Pharmaceutical Corporation announced today that it has agreed in principle to license from Eli Lily and Co. three developmental compounds. As part of the agreement, Lilly will license to Roberts all patent rights covering these products.

        Under the terms of the agreement, Lilly will receive a signing fee, milestone payments and royalties for products that result from this licensing agreement.

        Two of the products are being developed for Functional Bowel Disorders
(FBD), including irritable bowel syndrome and non-ulcer dyspepsia. The Lilly compounds licensed to Roberts could offer consumers improved alternatives and may represent potential breakthroughs for the treatment of FBD.

        A Phase II efficacy trial has just been completed for the third compound, tazofelone. The product will be indicated for the treatment of Inflammatory Bowel Disease (IBD), including ulcerative colitis and Crohn's disease. The worldwide IBD market is estimated to be over $350 million. Tazofelone could offer consumers an important alternative to existing treatments for IBD and might expand the IBD marketplace.

        The company said that these compounds significantly enrich the overall potential of Roberts pipeline and this arrangement with Lilly is another example of Roberts ability to form important partnerships within the pharmaceutical industry.



                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                  (Registrant)


Date: November 8, 1996                  By:    /s/ Anthony A. Rascio
                                           -------------------------------
                                             Anthony A. Rascio
                                             Vice President